Exhibit 10.16
CONTRACT ON TRANSFER OF 10% EQUITY INTERESTS
OF
SANMING ZHONGYIN BANZHU HYDROELECTRIC CO., LTD.
This Contract was executed by the following Parties on January 30, 2009 in Sanming City of Fujian Province.
Party A: Sanming Ruifeng Economic Technological Development Ltd.
Address: Building No. 160, Qianlong New Village, Xinshi North Road, Sanming City
Legal Representative: Li Jian Min
Party B: China Hydroelectric Corporation (Hong Kong) Limited
Address: 41st Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Authorized Representative: John D. Kuhns
Party A agrees to transfer the 10% of the equity interests of Sanming Zhongyin Banzhu Hydroelectric Co., Ltd. (hereinafter referred to as “Banzhu Company”) held by it to Party B, after friendly consultation and in accordance with relevant national laws and regulations and the relevant provisions of the Articles of Association of Banzhu Company, etc., Party A and Party B have reached agreement on the matters in relation to the transfer and acquisition of such equity interests, and hereby execute this Contract as follows:
I Transfer and Acquisition of the Equity Interests
The transferred equity interests under this Contract shall refer to the 10% of the equity interests of Banzhu Company which is legally held by Party A; Party A agrees to transfer such equity interests to Party B and Party B agrees to acquire such equity interests. After the transfer of such equity interests, Party B will hold 10% of the equity interests of Banzhu Company.
II Transfer Price and Payment

2.1	Price for the Transferred Equity Interests

Both Party A and Party B confirm that, the total price for the above-mentioned transferred (acquired) equity interests shall be RMB 17,000,000.

2.2	Payment

Party B shall remit the US Dollars in the amount equivalent to RMB17,000,000 to the bank account designated by Party A as the price for the transfer of the said equity interests within three (3) days commencing from the date when this Contract is approved by Fujian Provincial Department of Foreign Trade and Economic Co-operation, and the relevant procedures concerning the foreign exchange bookkeeping and settlement shall be jointly taken care of by both Party A and Party B.
III Registration for the Equity Interest Alteration
After the effectiveness of this Contract upon the procurement of the approval, Party A and Party B shall be jointly responsible for going through the procedures for the alteration registration of the transferred equity interests, and the related taxes and fees arising out of the transfer (acquisition) of the said equity interests shall be borne by the respective Party pursuant to relevant regulations. The procedures for the alteration registration of the transferred equity interests shall be completed within thirty (30) days commencing from the date when this Contract is approved by Fujian Provincial Department of Foreign Trade and Economic Co-operation.
IV Waiver of Pre-emptive Right by Other Shareholders
The transfer of the above-mentioned equity interests has been approved by the other shareholders of Banzhu Company before this Contract takes effect, which shall be deemed as the waiver of the pre-emptive right over the transferred equity interests by the other shareholders.
V Undertakings and Warranties by Both Parties

5.1	Undertakings and Warranties by Party A
5.1.1	Party A is an enterprise duly established according to the laws and regulations with a status of independent legal person; it shall adopt the legal and valid resolution that approves the transfer of the equity interests under this Contract pursuant to the relevant laws and its articles of association, and be responsible for the submission of relevant documents and resolutions.

5.1.2	Party A warrants that, the transferred equity interests under this Contract shall be, upon the execution of this Contract, legally owned by Party A in accordance with laws and its articles of association; Party A shall completely and independently enjoy all rights and interests over the holding, usage, control, disposal and right to profit, etc. of the transferred equity interests.

5.1.3	There is no pledge or any other encumbrances on the transferred equity interests from Party A to Party B. Party A warrants that the equity interests acquired by Party B is not subject to any claim by any third party; in case of any claim from any third party against Party B, Party A shall be responsible for all legal and economic liabilities arising out of such claim, and compensate all losses incurred therefrom by Party B.
5.2	Undertakings and Warranties by Party B
5.2.1	To make full payment of the transfer price in a timely fashion according to the provisions of this Contract.

5.2.2	To go through the procedures concerning the examination and approval and alteration registration with the competent industry and commence authority in relation to the transfer of the said equity interests together with Party A.
VI Liabilities for Breach of Contract

6.1	Any Party to this Contract shall not unilaterally terminate this Contract after the execution of this Contract; otherwise, the defaulting Party shall pay the liquidated damages in the amount of RMB2,000,000 to the other Party within ten (10) days and compensate all economic losses arising therefrom. In the event that the economic losses cannot be determined, the amount paid as liquidated damages shall be not less than 20% of the total transfer price provided in this Contract.

6.2	In the event that Party B makes payment of the transfer price beyond the time limit, the interest at a rate of 0.08% per day of the overdue amount shall be paid to Party A. If Party B could not make payment of the overdue amount within sixty (60) days, Party A shall be entitled to put forward and report to the competent approval authority, and terminate this Contract upon the procurement of relevant approval; in addition, Party A shall be entitled to require Party B to assume the liabilities for breach of contract pursuant to Article 6.1 hereof.

6.3	After the effectiveness of this Contract, in case that Party A does not cooperate with Party B in going through the alteration registration procedures without cause or the equity interests could not be transferred due to any reason of Party A, Party B shall be entitled to put forward and report to the competent approval authority, and terminate this Contract upon the procurement of the approval; in addition, Party B shall be entitled to require Party A to immediately refund the paid transfer price by Party B and to assume the liabilities for breach of contract pursuant to Article 6.1 hereof. The interest arising out of the overdue payment of the liquidated damages and the paid transfer price shall be paid at a rate of 0.08% per day of the overdue amount.
VII Miscellaneous
7.1	The establishment, effectiveness, interpretation and performance of this Contract shall be governed by the laws of the People’s Republic of China. Any dispute arising out of the performance of this Contract between Party A and Party B shall be resolved through consultation; if the dispute cannot be resolved through consultation, either Party is entitled to submit the dispute to China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its then prevailing arbitration rules.

7.2	Matters not covered herein shall be determined by both Parties through consultation, and any supplement or amendment to this Contract shall be made in written form and come into effect upon the approval of the competent authority, which shall have the same legal effect as this Contract.

7.3	This Contract is signed in eight (8) counterparts and each of Party A, Party B and Banzhu Company holds two (2) counterparts, and the rest two (2) counterparts shall be submitted for approval. Each counterpart shall have the same legal effect.
VIII Effectiveness of Contract
This Contract shall become effective upon being signed by the legal representatives or authorized representatives and affixed with the official stamps of both Parties and has been approved by the competent examination and approval authority.
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(PAGE FOR SIGNING AND SEALING ONLY)
Party A: Sanming Ruifeng Economic Technological Development Ltd.
          (Stamp)
Legal (or Authorized) Representative: Li Jian Min
Party B: China Hydroelectric Corporation (Hong Kong) Limited
          (Stamp)
Legal (or Authorized) Representative: John D. Kuhns